Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports October 2018
Operational Performance

CHICAGO, November 8, 2018 - United Airlines (UAL) today reported October 2018 operational results.
UAL’s October 2018 consolidated traffic (revenue passenger miles) increased 7.5 percent and consolidated capacity (available seat miles) increased 5.9 percent versus October 2017. UAL’s October 2018 consolidated load factor increased 1.2 points compared to October 2017.
October Highlights

•	Launched inaugural flight between San Francisco and Tahiti, becoming the only U.S. carrier to have service between the mainland U.S. and the Islands of Tahiti.

•
Inaugurated year-round, daily nonstop service between Chicago O'Hare and León, Guanajuato, Mexico; announced special nonstop flights between San Francisco and Barcelona in February 2019 to make travel to the 2019 Mobile World Congress more convenient for Bay Area residents; and announced 22 new routes from six of its U.S. hubs beginning service in 2019.

•
As part of an ongoing Crowdrise fundraising campaign, announced the matching of an additional $100,000 for those affected by Hurricane Michael, while continuing to award up to 5 million bonus miles for individuals who make donations for $50 or more for hurricane and typhoon related efforts.

•	Unveiled state-of-the-art flight training center in Denver, Colorado - the largest in the world and home to the company's more than 30 full flight simulators representing all of United's fleet types.

•	Successfully completed full implementation of the flight attendant joint collective bargaining agreement, allowing the company to operate more efficiently and reliably.

About United
United Airlines and United Express operate approximately 4,700 flights a day to 356 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 760 mainline aircraft and the airline's United Express carriers operate 546 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United

United Reports October 2018 Operational Performance / Page 2

on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

United Reports October 2018 Operational Performance / Page 3

Preliminary Operational Results

	October			Year-to-Date
	2018	2017	Change	2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	11,582,143	10,910,718	6.2%	111,054,221	103,503,946	7.3%
Mainline	9,470,705	8,942,878	5.9%	90,825,526	85,319,567	6.5%
Regional	2,111,438	1,967,840	7.3%	20,228,695	18,184,379	11.2%
International	7,830,372	7,142,052	9.6%	81,544,972	77,660,796	5.0%
Atlantic	3,715,350	3,166,876	17.3%	34,786,325	31,116,479	11.8%
Pacific	2,726,993	2,673,964	2.0%	28,493,958	28,358,795	0.5%
Latin	1,388,029	1,301,212	6.7%	18,264,689	18,185,522	0.4%
Mainline	1,323,374	1,237,000	7.0%	17,512,859	17,477,588	0.2%
Regional	64,655	64,212	0.7%	751,830	707,934	6.2%
Consolidated	19,412,515	18,052,770	7.5%	192,599,193	181,164,742	6.3%

AVAILABLE SEAT MILES (000)
Domestic	13,629,210	12,786,643	6.6%	129,688,578	121,436,391	6.8%
Mainline	11,096,224	10,447,471	6.2%	105,388,302	99,329,430	6.1%
Regional	2,532,986	2,339,172	8.3%	24,300,276	22,106,961	9.9%
International	9,945,812	9,474,947	5.0%	100,245,981	98,183,430	2.1%
Atlantic	4,528,363	4,231,225	7.0%	42,493,127	40,641,436	4.6%
Pacific	3,662,169	3,575,772	2.4%	35,895,886	35,668,379	0.6%
Latin	1,755,280	1,667,950	5.2%	21,856,968	21,873,615	(0.1)%
Mainline	1,666,760	1,579,771	5.5%	20,854,107	20,905,035	(0.2)%
Regional	88,520	88,179	0.4%	1,002,861	968,580	3.5%
Consolidated	23,575,022	22,261,590	5.9%	229,934,559	219,619,821	4.7%

PASSENGER LOAD FACTOR
Domestic	85.0%	85.3%	(0.3) pts	85.6%	85.2%	0.4 pts
Mainline	85.4%	85.6%	(0.2) pts	86.2%	85.9%	0.3 pts
Regional	83.4%	84.1%	(0.7) pts	83.2%	82.3%	0.9 pts
International	78.7%	75.4%	3.3 pts	81.3%	79.1%	2.2 pts
Atlantic	82.0%	74.8%	7.2 pts	81.9%	76.6%	5.3 pts
Pacific	74.5%	74.8%	(0.3) pts	79.4%	79.5%	(0.1) pts
Latin	79.1%	78.0%	1.1 pts	83.6%	83.1%	0.5 pts
Mainline	79.4%	78.3%	1.1 pts	84.0%	83.6%	0.4 pts
Regional	73.0%	72.8%	0.2 pts	75.0%	73.1%	1.9 pts
Consolidated	82.3%	81.1%	1.2 pts	83.8%	82.5%	1.3 pts

ONBOARD PASSENGERS (000)
Mainline	9,781	9,132	7.1%	95,129	90,223	5.4%
Regional	3,918	3,634	7.8%	37,009	33,197	11.5%
Consolidated	13,699	12,766	7.3%	132,138	123,420	7.1%

CARGO REVENUE TON MILES (000)
Total	305,900	308,566	(0.9)%	2,828,745	2,714,377	4.2%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	71.8%	74.0%	(2.2) pts
Mainline Completion Factor	99.8%	99.7%	0.1 pts

1Based on mainline scheduled flights departing by or before scheduled departure time
Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

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Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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